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RESTATED

ARTICLES OF INCORPORATION

OF

CASCADE CORPORATION

As Amended to May 1, 1965

ARTICLE I

        The name of this Corporation, and by which it shall be known is:

CASCADE CORPORATION.

ARTICLE II

        The duration of this Corporation shall be perpetual.

ARTICLE III

        The object of this Corporation and the enterprise, business, pursuit or occupation in which it proposes to engage is:

        (1)   To conduct a general trade and business of manufacturing, buying, selling, leasing, treating, servicing or otherwise dealing in machinery, metals, tools and equipment of any and whatsoever kind and description.

        (2)   To acquire by purchase, lease or otherwise and dispose of in any manner and operate and use plants, mills and other establishments for the distribution, manufacture and sale of equipment.

        (3)   To engage in the fabricating, cutting and processing of metals and wood products and other materials for industrial use and otherwise, and to operate and provide for sales, repair and other services applicable to the products handled by the Corporation.

        (4)   To act as broker or factor and to conduct business either outright or upon commission and to otherwise engage in the business of producing and/or distributing products for industrial, building, household or other uses.

        (5)   To conduct a general merchandising business, manufacturing wholesale and/or retail, and to buy, own, hold, acquire and sell by all lawful means, all kinds of merchandise, stock, appliances and equipment necessary and convenient for the purposes hereof.

        (6)   To engage in any other lawful and legitimate manufacturing, mercantile or other business which may be hereinafter determined upon.

        (7)   To operate branches or agencies for the sale of all articles manufactured or acquired by the Corporation, and all classes of materials and general merchandise in the State of Oregon, or in any state of or territory or possession or locality under the jurisdiction of the United States of America, and in any and all foreign countries or elsewhere.

        (8)   To own, hold and use and to convey, lease or otherwise dispose of and use all kinds of real and personal property, and to lend and borrow money, act as guarantor on obligations and to issue and receive notes, mortgages or other evidences of indebtedness in connection with its said business and/or operations.

        (9)   To acquire by subscription or otherwise, shares of its own capital stock, or of the capital stock of other corporations, organized under the laws of the United States, State of Oregon, any other state

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or territory of the United States of America or any foreign country, and while holding the same to vote said shares at all meetings of such Corporation and to pledge and sell the same.

        (10) To maintain places of business and hold meetings of directors and stock holders and permit its directors and officers to reside, to the extent of the privileges in this regard granted by the laws of Oregon and in compliance therewith, outside of the State of Oregon.

        (11) To obtain the necessary charters or other authorizations to enable this Corporation to carry on business in any state or territory or possession or locality under the jurisdiction of the United States of America, and in any and all foreign countries or elsewhere.

        (12) To transact all kinds of business requisite or necessary, proper or convenient, to carry into effect the purposes aforementioned.

ARTICLE IV

        At the time of the adoption of these Restate Articles of Incorporation, the Corporation's registered office is at 2201 North East 201st Avenue, Portland, Oregon, and R. C. Warren is its registered agent at said address.

ARTICLE V

        The total authorized capital stock of this Corporation shall be four million (4,000,000) shares of common stock of the par value of fifty cents (50¢) per share.

        Each of the shares of common stock of the Corporation having a par value of $10 per share, which is issued on the date these Restated Articles of Incorporation become effective (including treasury shares), shall be equal to and is hereby split and changed into twenty (20) fully paid and nonassessable shares of the aforesaid common stock of this Corporation having a par value of 50¢ per share. Certificates representing shares having a par value of $10 per share shall, upon the date these Restated Articles of Incorporation become effective, be deemed to represent the number of shares shown on such certificates but each such share shall then have a par value of 50¢. With respect to the number of shares shown on such certificates the Corporation shall issue a new certificate representing nineteen (19) shares of the common stock having a part value of 50¢ per share for each share shown on such certificates. The new certificates shall be issued in the names of those persons shown as holders of record of the said common stock as of the close of business the date these Restated Articles of Incorporation become effective.

        The holders of stock of the Corporation shall not have any right whatsoever to subscribe to or otherwise acquire any shares of any class of stock of the Corporation, whether now or hereafter authorized, and whether unissued or held in the treasury of the Corporation, or to any obligations convertible into stock of the Corporation issued or sold, regardless of whether the issue or sale of any such shares will adversely affect such stockholder's proportionate voting power.

ARTICLE VI

        Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors holding office, the director so elected to serve until the next annual meeting of the stockholders and until a director has been elected and qualified.

ARTICLE VII

        At the time of the adoption of these Restated Articles of Incorporation the amount of the Corporation's stated capital is $265,240.

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ARTICLE VIII

        These restated Articles of Incorporation supersede and take the place of the heretofore existing Restated Articles of Incorporation of this Corporation as previously restated and amended.

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ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

CASCADE CORPORATION

        Pursuant to the provisions of the Oregon Business Corporation Act, Cascade Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the Corporation is Cascade Corporation.

        SECOND: Article V of the Articles of Incorporation was amended by the shareholders of the Corporation on May 9, 1989, in the manner prescribed by the Oregon Business Corporation Act, so as to read as follows:

"ARTICLE V

        The total authorized capital stock of the Corporation is 20,200,000 shares, divided into 200,000 shares of Preferred Stock without par value and 20,000,000 shares of Common Stock of the par value of fifty cents per share.

        A.    Preferred Stock.

          1.     Issuance.    The Preferred Stock may be issued from time to time by the Board of Directors in any amounts as Preferred Stock of one or more series, as hereinafter set forth, provided that no more than 200,000 shares of Preferred Stock may be outstanding at any one time. Upon the creation and issuance of any series the designation, description and terms thereof shall be set forth in a verified certificate executed on behalf of the Corporation by its President or a Vice President and its Secretary or an Assistant Secretary and delivered to the Corporation Commissioner of the State of Oregon. The Board of Directors of the Corporation is hereby empowered to cause the Preferred Stock to be issued in series with variations as to (a) the rates of dividend payable thereon; (b) whether shares can be redeemed, and, if so, the redemption price and terms and conditions or redemption; (c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking funds, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted to Common Stock of the Corporation, all to the full extent now or hereafter permitted by the laws of the State of Oregon.

          2.     Relative Rights and Preferences.    Each share of each series of Preferred Stock shall have the same relative rights and preferences as and be identical in all respects with all other shares of the same series.

          3.     Voting.    Each holder of Preferred Stock shall be entitled, upon all matters to be voted upon by the shareholders of the Corporation, to one vote for each share of Preferred Stock standing in his name on the books of the Corporation as of the record date set for such voting. Except where otherwise specifically required by the statutes of the State of Oregon, holders of Preferred Stock shall not vote separately as a class, but shall vote on all matters as a single class with common stock and any other class of capital stock of the Corporation voting with the common stock.

          4.     Dividends.

            (a)   The holder of Preferred Stock of each series shall be entitled to receive cumulative preferential dividends in cash at the per annum rate determined for such series, and not more, payable as provided in the resolutions of the Board of Directors authorizing the issue of each

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    such series. Such dividends shall be paid, out of the funds of the Corporation legally available therefore, when and as declared by the Board of Directors.

            (b)   So long as any of the Preferred Stock remains outstanding, unless all dividends on the Preferred Stock for all past dividend periods shall have been paid, no dividend shall be paid or declared, nor shall any other distribution be made, on the Common Stock, other than a dividend payable in Common Stock, nor shall any shares of the Common Stock be redeemed or purchased by the Corporation, nor shall the Corporation redeem or purchase any Preferred Stock or credit any sum of money, through a sinking fund or otherwise, for the redemption or purchase of Preferred Stock.

            (c)   In case the stated dividends on all shares of Preferred Stock are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the sums that would be payable on such series if all dividends thereon were declared and paid in full.

        B.    Common Stock.

          1.     Dividends.

            (a)   After all dividends on the Preferred Stock for all past dividend periods shall have been paid and any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund requirements with respect to Preferred Stock, such dividends payable in cash, stock or otherwise as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the surplus or net profits of the Corporation available for the payment of dividends.

            (b)   The Preferred Stock shall not be entitled to participate in any such dividends whether payable in cash, stock or otherwise.

          2.     Liquidation.    In the event of any liquidation, dissolution or winding up of the Corporation, if payment shall have been made in full to the holders of the Preferred Stock then outstanding in the amounts to which such holders are entitled upon such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be distributed among the holders of Common Stock according to their respective rights and preferences and pro rata in accordance with their respect holding.

          3.     Voting Rights.

          No holder of stock of the Corporation of any class shall have any pre-emptive right whatsoever to subscribe to or otherwise acquire any shares of any class of stock of the Corporation, whether now or hereafter authorized and whether unissued and help in the treasury of the Corporation, or to any obligations convertible into stock of the Corporation issued or sold, regardless of whether the issue or sale of any such shares of obligations will adversely affect such stockholder's proportionate voting power."

        THIRD: The Articles of Incorporation were also amended by the shareholders of the Corporation on May 9, 1989, in the manner prescribed by the Oregon Business Corporation Act, by the addition of new Article, Article IX, reading as follows:

ARTICLE IX

  "To the extent permitted by Oregon statute, a director of the Corporation shall not be liable to the Corporation of its stock holders for monetary damages for conduct as a Director, provided that this Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date it becomes effective."

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        FOURTH: There were 6,004,952 shares of the Corporation outstanding at the time the amendments were adopted; all were of common stock, and each was entitled to one vote.

        FIFTH: The number of shares voted for the amendment to Article V was 3,859,017; and the number of shares voted against was 7,884.

        SIXTH: The number of shares voted for the addition of Article IX was 3,842,088; and the number of shares voted against was 29,684.

        I, the undersigned officer, declare under the penalties of perjury that I have examined the foregoing and, to the best of my knowledge and belief it is true, correct and complete.

        DATED: May 19, 1989.

CASCADE CORPORATION
By	/s/ RICHARD C. HIRE Vice President—Finance and Secretary

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ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF CASCADE CORPORATION

        Pursuant to the provisions of the Oregon Business Corporation Act, Cascade Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the Corporation is Cascade Corporation.

        SECOND: Article V of the Articles of Incorporation was amended by the shareholders of the Corporation on May 13, 1997, in the manner prescribed by the Oregon Business Corporation Act, so as to read as follows:

"ARTICLE V

        The total authorized capital stock of the Corporation is 20,200,001 shares, divided into 200,000 shares of Preferred Stock without par value, 1 share of Special Voting Stock without par value and 20,000,000 shares of Common Stock of the par value of fifty cents per share.

        A.    Preferred Stock.

          1.     Issuance.    The Preferred Stock may be issued from time to time by the Board of Directors in any amounts as Preferred Stock of one or more series, as hereinafter set forth, provided that no more than 200,000 shares of Preferred Stock may be outstanding at any one time. Upon the creation and issuance of any series the designation, description and terms thereof shall be set forth in a verified certificate executed on behalf of the Corporation by its President or a Vice President and its Secretary or an Assistant Secretary and delivered to the Corporation Commissioner of the State of Oregon. The Board of Directors of the Corporation is hereby empowered to cause the Preferred Stock to be issued in series with variations as to (a) the rates of dividend payable thereon; (b) whether shares can be redeemed, and, if so, the redemption price and terms and conditions or redemption; (c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking funds, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted to Common Stock of the Corporation, all to the full extent now or hereafter permitted by the laws of the State of Oregon.

          2.     Relative Rights and Preferences.    Each share of each series of Preferred Stock shall have the same relative rights and preferences as and be identical in all respects with all other shares of the same series.

          3.     Voting.    Each holder of Preferred Stock shall be entitled, upon all matters to be voted upon by the shareholders of the Corporation, to one vote for each share of Preferred Stock standing in his name on the books of the Corporation as of the record date set for such voting. Except where otherwise specifically required by the statutes of the State of Oregon, holders of Preferred Stock shall not vote separately as a class, but shall vote on all matters as a single class with common stock and any other class of capital stock of the Corporation voting with the common stock.

          4.     Dividends.

            (a)   The holder of Preferred Stock of each series shall be entitled to receive cumulative preferential dividends in cash at the per annum rate determined for such series, and not more, payable as provided in the resolutions of the Board of Directors authorizing the issue of each such series. Such dividends shall be paid, out of the funds of the Corporation legally available therefor, when and as declared by the Board of Directors.

            (b)   So long as any of the Preferred Stock remains outstanding, unless all dividends on the Preferred Stock for all past dividend periods shall have been paid, no dividend shall be paid or declared, nor shall any other distribution be made, on the Common Stock, other than a dividend payable in Common Stock, nor shall any shares of the Common Stock be redeemed or purchased by the Corporation, nor shall the Corporation redeem or purchase any Preferred Stock or credit any sum of money, through a sinking fund or otherwise, for the redemption or purchase of Preferred Stock.

            (c)   In case the stated dividends on all shares of Preferred Stock are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations thereof, if any, in proportion to the sums that would be payable on such series if all dividends thereon were declared and paid in full.

        B.    Special Voting Stock.

          1.     Issuance.    The Board of Directors shall issue the share of Special Voting Stock only in accordance with the Share Purchase Agreement dated March 11, 1997, and further contemporaneous agreements (the Share Purchase Agreement) under which Cascade (Canada) Holdings, Inc., a subsidiary of the Corporation, agreed to acquire all outstanding shares of the capital stock of Kenhar Corporation and to issue its Exchangeable Shares in partial consideration. At such time as there are no Exchangeable Shares of Cascade (Canada) Holdings, Inc. outstanding other than those owned by (I) the Corporation, any of its subsidiaries or any person directly or indirectly controlled by or under common control with the Corporation or (ii) persons other than those permitted to own such shares under the Share Purchase Agreement, the Special Voting Stock shall be canceled.

          2.     Voting.    The share of Special Voting Stock shall entitle the holder thereof permitted to own such shares pursuant to the Share Purchase Agreement to the number of votes, on all matters to be voted on by the holders of common stock of the Corporation, equal to the number of Exchangeable Shares of Cascade (Canada) Holdings, Inc. owned of record by persons permitted to own such shares under the Share Purchase Agreement as of the record date for determination of eligibility to vote on the matter, which shall be the same record date as that used to determine holders of common shares eligible to vote. Unless otherwise required by law or these Articles of Incorporation, Common Stock and the share of Special Voting Stock shall vote together as a single class on all matters presented to the shareholders.

          3.     Dividends.    No dividends shall be declared on the share of Special Voting Stock.

          4.     Liquidation.    In the event of any liquidation, dissolution or winding up of the Corporation, the holder of the share of Special Voting Stock shall have no right to receive any distribution of assets of the Corporation.

        C.    Common Stock.

          1.     Dividends.

            (a)   After all dividends on the Preferred Stock for all past dividend periods shall have been paid and any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund requirements with respect to Preferred Stock, such dividends payable in cash, stock or otherwise as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the surplus or net profits of the Corporation available for the payment of dividends.

            (b)   The Preferred Stock shall not be entitled to participate in any such dividends whether payable in cash, stock or otherwise.

            2.     Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, if payment shall have been made in full to the holders of the Preferred Stock then outstanding in the amounts to which such holders are entitled upon such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be distributed among the holders of Common Stock according to their respective rights and preferences and pro rata in accordance with their respective holding.

            3.     Voting Rights. Each holder of Common Stock shall be entitled to, upon all matters to be voted upon by the shareholders of the Corporation, one vote for each share of such stock standing in his name on the books of the Corporation as of the record date set for such voting.

        D.    Pre-Emptive Rights.

          No holder of stock of the Corporation of any class shall have any pre-emptive right whatsoever to subscribe to or otherwise acquire any shares of any class of stock of the Corporation, whether now or hereafter authorized and whether unissued and held in the treasury of the Corporation, or to any obligations convertible into stock of the Corporation issued or sold, regardless of whether the issue or sale of any such shares or obligations will adversely affect such stockholder's proportionate voting power.

        FOURTH: There were 11,666,704 shares of the Corporation outstanding at the time the amendment was adopted; all were of common stock, and each was entitled to one vote.

        FIFTH: The number of shares voted for the amendment to Article V was 8,065,660; and the number of shares voted against the amendment was 649,963.

        I, the undersigned officer, declare under the penalties of perjury that I have examined the foregoing and, to the best of my knowledge and belief, it is true, correct and complete.

        DATED: May 14, 1997

CASCADE CORPORATION
By	/s/ JACK B. SCHWARTZ Assistant Secretary

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RESTATED ARTICLES OF INCORPORATION OF CASCADE CORPORATION As Amended to May 1, 1965
ARTICLE I
CASCADE CORPORATION.
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CASCADE CORPORATION
"ARTICLE V
ARTICLE IX
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CASCADE CORPORATION
"ARTICLE V